Exhibit 28 (a)(2m) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED FIXED INCOME SECURITIES, INC.

ARTICLES SUPPLEMENTARY

Federated Fixed Income Securities, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:       The Corporation is authorized to issue ten billion (10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

SECOND:       The Board of Directors of the Corporation hereby classifies

(i) 500,000,000 shares of the authorized and unissued shares of the unclassified shares of the Corporation into Federated Municipal Ultrashort Fund Class R6 Shares.

THIRD:       Immediately before the classification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars ($10,000,000) which were classified as follows:

Class Number of Shares

Federated Strategic Income Fund 1,000,000,000

Class A Shares

Federated Strategic Income Fund 2,000,000,000

Class B Shares

Federated Strategic Income Fund 1,000,000,000

Class C Shares

Federated Strategic Income Fund 1,000,000,000

Class F Shares

Federated Strategic Income Fund 1,000,000,000

Institutional Shares

Federated Strategic Income Fund 1,000,000,000

R6 Shares

Federated Municipal Ultrashort Fund 500,000,000

Institutional Shares

Federated Municipal Ultrashort Fund 500,000,000

Class A Shares

Unclassified Shares 1,000,000,000

Following the aforesaid classification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital:

Class       Number of Shares

Federated Strategic Income Fund 1,000,000,000

Class A Shares

Federated Strategic Income Fund 2,000,000,000

Class B Shares

Federated Strategic Income Fund 1,000,000,000

Class C Shares

Federated Strategic Income Fund 1,000,000,000

Class F Shares

Federated Strategic Income Fund 1,000,000,000

Institutional Shares

Federated Strategic Income Fund 1,000,000,000

R6 Shares

Federated Strategic Income Fund 1,000,000,000

Class T Shares

Federated Municipal Ultrashort Fund 500,000,000

Institutional Shares

Federated Municipal Ultrashort Fund 500,000,000

Class A Shares

Federated Municipal Ultrashort Fund 500,000,000

Class R6 Shares

Unclassified Shares 500,000,000

FOURTH:       The shares of common stock of the Corporation classified hereby shall be subject to all of the provisions of the Corporation’s Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

FIFTH: The stock has been classified by the Board of Directors under the authority contained in the Charter of the Corporation.

SIXTH: These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on March 1, 2019. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS	FEDERATED FIXED INCOME SECURITIES, INC.

/s/ George F. Magera /s/ J. Christopher Donahue

George F. Magera J. Christopher Donahue

Assistant Secretary President